Exhibit 10.29

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

This Technology Transfer and License Agreement (“AGREEMENT”) is made between North Dakota State University (hereinafter “NDSU”) and ALIEN Technology Corporation (hereinafter “ALIEN”). This Agreement shall be effective as of the 17th day of June, 2002 (“EFFECTIVE DATE”).

WITNESSETH

WHEREAS, The Defense Microelectronics Activity (“DMEA”) has awarded to NDSU DMEA Contract No. 90-01-C-0009 (hereinafter referred to as “PRIME AWARD”). Phase I of the PRIME AWARD is to support NDSU’s research and development efforts on NanoBlock® IC and Fluidic Self Assembly (“FSA®”) Technology as part of the Ultra-Low Power Battlefield Sensor Communication System (“ULPBSCS”) Program;

WHEREAS, some of the primary objectives under the FULL PROJECT SCOPE OF WORK are to establish a center of excellence at NDSU that is capable of designing and building next–generation netted microsensor systems and to have the Parties design, develop, and demonstrate affordable next generation sensors integrated into ultra-sensitive receiver/netted data processing systems to enable unprecedented access to real-time information on battlefield conditions;

WHEREAS, the Parties acknowledge and agree that to fulfill DMEA’s requirements as described in the PRIME AWARD and FULL PROJECT SCOPE OF WORK the Parties may collaborate to perform scientific research and development. The Parties agree that desirable by-products of such research and development will be inventions with commercial potential and the creation of businesses near NDSU.

WHEREAS, DMEA needs to ensure that it has reliable, long-term access to the design and fabrication of microsensors and sensor systems using the Fluidic Self Assembly (FSA) process and NanoBlock IC technology from sources other than or in addition to ALIEN, and DMEA has as an objective of the ULPBSCS Program the establishment of a fully capable Center of Excellence for sensor technology at NDSU that is capable of designing and building next generation netted microsensor systems, and recognizes that this Center of Excellence will be in a position to provide DMEA with long-term, limited-quantity access to such microsensor and sensor system design and fabrication;

WHEREAS, NDSU entered into a subcontract with ALIEN to govern activities to be performed by ALIEN and monies to be paid by NDSU to ALIEN under this PRIME AWARD Phase I;

WHEREAS, NDSU and ALIEN anticipate future DMEA funding will be available beyond PRIME AWARD Phase I, and that such future DMEA funding may necessitate an additional subcontract with ALIEN to support the FULL PROJECT SCOPE OF WORK;

WHEREAS, ALIEN has rights to certain intellectual property and has developed certain technologies;

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

WHEREAS, NDSU desires to obtain a license from ALIEN to the intellectual property rights to ALIEN’s FSA and NanoBlock IC technology for purposes of conducting research that fulfills the DMEA PRIME AWARD, expanding the body of scientific knowledge, facilitating invention creation, and leading to the creation of businesses local to NDSU and the state of North Dakota that incorporate products based on the results of such research, all on the terms and conditions set forth below;

WHEREAS, the Parties acknowledge and agree that Federal funding is involved in the development of ALIEN’s technologies and intellectual property and in the PRIME AWARD and associated subcontract, and any resulting intellectual property will be subject to certain government rights and obligations contained in Title 35, U.S. Code, Chapter 18 and its enabling regulations 37 CFR Part 401.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, Parties hereto agree as follows:

ARTICLE 1 — DEFINITIONS

For the purposes of this Agreement, the following words and phrases shall have the following meanings:

1.1	“ALIEN” shall mean Alien Technology Corporation.

1.2	“ALIEN BACKGROUND INTELLECTUAL PROPERTY” shall mean published and unpublished research and development information, trade secrets, manufacturing methods, designs, processes, formulations, algorithms, engineering drawings and specifications, know-how, tooling and technical data owned or freely sublicenseable by ALIEN at the EFFECTIVE DATE of this Agreement and reasonably necessary to enable NDSU to design, test, use, and manufacture the products transferred as described in Section 4.3.

1.3	“ALIEN CORE TECHNOLOGY,” singular or plural, shall mean both LICENSED PATENTS and ALIEN BACKGROUND INTELLECTUAL PROPERTY.

1.4	“EFFECTIVE DATE” shall mean the date first written above.

1.5	“FULL PROJECT SCOPE OF WORK” means DMEA PRIME AWARD and all project or budgetary extensions, modifications or related DMEA awards arising therefrom.

1.6	“LICENSED PATENTS,” singular or plural, shall mean all U.S. patents and patent applications owned or freely sublicenseable by Alien identified and listed in Exhibit “A” together with all U.S. patent applications filed or still to be filed that draw priority from those patents listed on Exhibit A and all foreign counterparts.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

1.7	“NDSU BACKGROUND INTELLECTUAL PROPERTY” shall mean published and unpublished research and development information, trade secrets, patents, patent applications, copyright, manufacturing methods, designs, processes, formulations, algorithms, engineering drawings and specifications, know-how, tooling and technical data owned or freely sublicensable by NDSU as of the EFFECTIVE DATE of this Agreement.

1.8	“RESEARCH PROGRAM” means research activities undertaken to fulfill the FULL PROJECT SCOPE OF WORK or this Agreement.

1.9	“SENSOR” shall mean a functional product that contains one or more transducers (each of which consists of a single or multi-part component that converts one or more forms of stimulus or energy into a signal), and that can transmit that signal through wireless or wired circuitry. The purpose of the SENSOR is to measure, by way of example and not limitation, a quantity of pressure, relative humidity, chemical composition, thermal energy, electromagnetic radiation, or acoustic energy. The signal produced by the transducer is typically electrical, although it may be carried by other means, including but not limited to, optical or magnetic. The signal may be transmitted by the SENSOR through a variety of means, including wireless (radio, microwave, infrared, etc. frequency) or wired (electrical or optical). In addition to signal transmission, the SENSOR may be capable of receiving signals from other sources, including other SENSORS. The SENSOR may be capable of independent internal processing of signals produced by transducer components within the SENSOR, and subsequent data or information processing and storage. For purposes of this Agreement, a tag that functions, in whole or part, in such a way that it competes or may compete, directly or indirectly, with ALIEN’s or its partner’s or licensee’s or customer’s or reseller’s radio frequency identification tag business is specifically excluded from the definition of SENSOR.

ARTICLE 2 — CONFIDENTIAL INFORMATION

2.1	Close cooperation between the Parties in the conduct of the RESEARCH PROGRAM may require the disclosure by one Party (“DISCLOSING PARTY”) to the other Party (“RECEIVING PARTY”) of certain proprietary information (“CONFIDENTIAL INFORMATION”). CONFIDENTIAL INFORMATION means any and all inventions, discoveries, trade secrets, knowledge, know-how, practices, process or other information, machines, components, samples, or other tangible items, disclosed or submitted starting August 2, 2001 by DISCLOSING PARTY to the RECEIVING PARTY and clearly marked or identified as confidential. In order to be protected, CONFIDENTIAL INFORMATION disclosed orally or in other non-tangible forms, must be (a) identified orally as confidential at the time of disclosure, and (b) summarized in writing and identified as confidential, and (c) such writing must be delivered to the RECEIVING PARTY by the DISCLOSING PARTY within thirty (30) days of the disclosure that the DISCLOSING PARTY deems confidential.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

2.2	The obligations of the RECEIVING PARTY to any such information will not apply, however, to information that:

A.	Is generally available to the public at the time of this disclosure; or

B.	Is rightfully known to or in the possession of the RECEIVING PARTY at the time of disclosure without restriction on its disclosure, as shown by competent written evidence; or

C.	Is obtained from a third person who insofar as is known rightfully received the information and is not prohibited from transmitting the information by a contractual, legal, or fiduciary obligation; or

D.	Through no act or omission of the RECEIVING PARTY, is or hereafter becomes part of the public domain; or

E.	The RECEIVING PARTY can prove by written record was developed independently and not based, in whole or in any part, on CONFIDENTIAL INFORMATION furnished by the DISCLOSING PARTY; or

F.	Is required to be disclosed by law or regulation, provided however that the Party subject to such disclosure requirement has provided written notice to the DISCLOSING PARTY promptly to enable the DISCLOSING PARTY to seek a protective order or otherwise prevent or limit disclosure of the CONFIDENTIAL INFORMATION.

2.3	Specific CONFIDENTIAL INFORMATION disclosed shall not be deemed to be available to the public or in any other party’s prior possession merely because it is embraced by more general information available to the public or in the other party’s possession.

2.4

Until such CONFIDENTIAL INFORMATION falls within an exception under Article 2.2, the RECEIVING PARTY will maintain in confidence and shall not disclose any and all CONFIDENTIAL INFORMATION received in connection with this Agreement. The RECEIVING PARTY shall not use any CONFIDENTIAL INFORMATION of the DISCLOSING PARTY except as required to perform the RESEARCH PROGRAM. Each Party shall use at least the same standard of care as it uses to protect its own CONFIDENTIAL INFORMATION, but in no event less than a reasonable standard of care, to ensure that each Party’s students, interns, employees, agents, and consultants do not disclose or make any unauthorized use of such CONFIDENTIAL INFORMATION. Any student, intern, employee, or consultant of the RECEIVING PARTY must be notified of the restrictions on the use of the DISCLOSING PARTY’s CONFIDENTIAL INFORMATION and must agree in writing to be bound to terms at least as restrictive as under this Agreement. RECEIVING PARTY shall obtain signed NonDisclosure Agreements from its students, interns, employees, and consultants. Notwithstanding anything to the contrary expressed or implied elsewhere in this

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Agreement, DISCLOSING PARTY’s CONFIDENTIAL INFORMATION shall not be shared with nonemployees of a RECEIVING PARTY without the prior written consent of the DISCLOSING PARTY.

2.5	It is understood and agreed that CONFIDENTIAL INFORMATION may be shared with the United States government under appropriate confidentiality restrictions pursuant to the RESEARCH PROGRAM and the PRIME AWARD.

ARTICLE 3 — INTELLECTUAL PROPERTY

3.1	Subject to any limitations imposed by 35 U.S.C. §§ 200-209, any inventions arising out of or in connection with the RESEARCH PROGRAM first conceived or reduced to practice during the term of this Agreement solely by NDSU personnel shall be the sole property of NDSU (“NDSU SOLELY DEVELOPED INTELLECTUAL PROPERTY”). Any inventions arising out of or in connection with the RESEARCH PROGRAM first conceived or reduced to practice during the term of this Agreement solely by ALIEN personnel shall be the sole property of ALIEN (“ALIEN SOLELY DEVELOPED INTELLECTUAL PROPERTY”).

3.2	Subject to any limitations imposed by 35 U.S.C. §§ 200-209, any inventions first conceived or reduced to practice during the term of this Agreement jointly by the personnel of NDSU and ALIEN shall be jointly owned by the Parties (“JOINTLY DEVELOPED INTELLECTUAL PROPERTY”).

3.3	Notwithstanding anything to the contrary, inventorship under this Agreement shall be determined in accordance with U.S. Patent Law.

3.4	NDSU and ALIEN acknowledge that intellectual property rights granted under the terms of this Agreement involve federal funds and other government interests and that the Parties therefore have obligations under federal and other law. NDSU and ALIEN acknowledge that such obligations under federal law may include, without limitation, the granting of a worldwide, non-exclusive, royalty-free license to the United States government, and a statement of United States government patent rights on all patents and patent applications. Subject to Article 14, ALIEN acknowledges that any and all determinations of federal funding involvement shall be made solely by NDSU and NDSU’s reasonable determination shall be honored by ALIEN. Each Party represents and warrants that it (a) has complied and will continue to comply during the term of this Agreement and thereafter with all laws and regulations applicable to such government funding agreements or government interests and (b) has done and will continue to do during the term of this Agreement and thereafter all acts necessary or convenient for the protection of its rights to retain ownership of all inventions developed under this Agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

3.5	Each Party to this Agreement shall obtain appropriate written agreements from all personnel and other entities and individuals involved in the RESEARCH PROGRAM. Such agreements shall require that all discoveries and inventions conceived or reduced to practice as a result of or in connection with the RESEARCH PROGRAM shall be reported promptly and assigned to the respective Party.

3.6	Except as expressly provided elsewhere in this Agreement, the Parties retain all title to their respective confidential information and rights and title to their intellectual property.

ARTICLE 4 — LICENSE GRANT TO NDSU

4.1	Subject to any limitations imposed by 35 U.S.C. §§ 200-209, ALIEN hereby grants to NDSU a nontransferable, nonsublicensable, nonexclusive, royalty free (includes all fees), license to make and use products or use processes under the LICENSED PATENTS for research and development. Notwithstanding the foregoing, any license for commercial development, including without limitation any manufacture, importation, use, offer for sale, or sale, shall only be, if at all, pursuant to separate written agreement under Section 5.4.

4.2	The Parties understand that access to the LICENSED PATENTS may result in the development of products under a funding agreement with the government of the United States and, if so, that the government may therefore have certain rights under 35 U.S.C. 200 et seq. To the extent that there is a conflict between any such government rights, applicable law or regulation, and this Agreement, the terms of such government funding agreement, applicable law, or regulation shall prevail.

4.3	The Parties acknowledge that the subcontracts provide or are expected to provide for ALIEN to transfer to NDSU a desktop FSA tool for research purposes under Phase I and a semi-automated FSA tool under Phase II, including software and necessary appurtenances, suitable for research purposes and low-level manufacturing, and process documentation. The subcontracts also address or will address the training requirements of NDSU in using the equipment. Nothing in this Article 4.3 shall be deemed to transfer any ownership interest in any underlying intellectual property rights.

ARTICLE 5 — SUBLICENSING AND FIRST OPTION TO LICENSE

5.1	ALIEN shall have a first option to negotiate an exclusive, royalty-bearing license for an invention that is developed wholly or partly by NDSU, provided that such invention (1) uses ALIEN CORE TECHNOLOGY; and (2) is either (a) conceived during the term of this Agreement or (b) is reduced to practice during the term of this Agreement.

5.2	For all inventions subject to Article 5.1, NDSU shall provide written notice to ALIEN of its option to negotiate. Such written notice shall include an invention disclosure statement drafted in terms consistent with the ordinary practice of NDSU.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

5.3	Within thirty (30) days of the mailing date of the notice required under Article 5.2, ALIEN shall provide written notice to NDSU of its decision to enter into negotiations for a license under Article 5.1. If ALIEN does not provide a written notice stating its intention to enter into negotiations within the thirty (30) day period, then NDSU may at that time (but no earlier) enter into negotiations with other parties and ALIEN shall be deemed to have irrevocably waived its option under Article 5.1 as to that particular invention disclosure. An extension of the response period of this Article 5.3 may be granted at the sole discretion of NDSU and upon the reasonable request of ALIEN. If the Parties enter into negotiation under this Article and such negotiations do not result in a license agreement between the Parties, then NDSU may not offer a license to any other entity or individual on terms more favorable than those offered to ALIEN during that negotiation.

5.4	In the event that ALIEN elects not to invoke its option under this Article or allows the time to respond under Article 5.3 to pass, the Parties agree to the following sublicensing practices:

A. Subject to all terms and conditions of this Agreement, NDSU shall be free to license NDSU SOLELY DEVELOPED INTELLECTUAL PROPERTY or JOINTLY DEVELOPED INTELLECTUAL PROPERTY under Article 5.1 for the limited field of use of SENSOR. In such cases, and at NDSU’s request, ALIEN shall support NDSU’s commercialization efforts either by, at ALIEN’s sole option, negotiating in good faith with NDSU a license with the right to sublicense LICENSED PATENTS to or by directly negotiating in good faith a license to LICENSED PATENTS with a company with which NDSU is in active negotiations to license its NDSU SOLELY DEVELOPED INTELLECTUAL PROPERTY or JOINTLY DEVELOPED INTELLECTUAL PROPERTY (“TARGET COMPANY”). Such (sub)license(s) shall be on commercially reasonable terms and only for the limited field of use of SENSOR so as to allow TARGET COMPANY to practice NDSU’s SOLELY DEVELOPED INTELLECTUAL PROPERTY or JOINTLY DEVELOPED INTELLECTUAL PROPERTY. Such (sub)license shall in no event be required to have an effective date earlier than the effective date of the TARGET COMPANY’s license from NDSU to NDSU SOLELY DEVELOPED INTELLECTUAL PROPERTY or JOINTLY DEVELOPED INTELLECTUAL PROPERTY. Such a license shall not be unreasonably withheld by ALIEN. Except as expressly required elsewhere in this Agreement, ALIEN shall not be required to nor may NDSU disclose any ALIEN CONFIDENTIAL INFORMATION to TARGET COMPANY without ALIEN’s written permission. At ALIEN’s request, NDSU shall promptly provide evidence of active negotiations.

B. Subject to the terms and conditions of this Agreement, in areas other than SENSOR where the licensed use of an invention under Article 5.1 would be in an area identified in good faith by ALIEN, in ALIEN’s sole discretion, as not competitive to ALIEN (including without limitation competitive to ALIEN’s licensees or partners) and where ALIEN is not restricted by other licenses with third parties from licensing or sublicensing its technology to a TARGET COMPANY, including the U.S. government, NDSU shall be free to license NDSU SOLELY DEVELOPED INTELLECTUAL PROPERTY or

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

JOINTLY DEVELOPED INTELLECTUAL PROPERTY. In such cases, and at NDSU’s request, ALIEN shall support NDSU’s commercialization efforts either by, at ALIEN’s sole option, negotiating in good faith with NDSU a license with the right to sublicense LICENSED PATENTS to or by directly negotiating in good faith a license to LICENSED PATENTS with a TARGET COMPANY. Such (sub)license(s) shall be on commercially reasonable terms and only for a limited field of use so as to allow TARGET COMPANY to practice NDSU’s SOLELY DEVELOPED INTELLECTUAL PROPERTY or JOINTLY DEVELOPED INTELLECTUAL PROPERTY. Such license shall in no event be required to have an effective date earlier than the effective date of the TARGET COMPANY’s license from NDSU to NDSU SOLELY DEVELOPED INTELLECTUAL PROPERTY or JOINTLY DEVELOPED INTELLECTUAL PROPERTY. Such a license shall not be unreasonably withheld by ALIEN. Except as expressly required elsewhere in this Agreement, ALIEN shall not be required to nor may NDSU disclose any ALIEN CONFIDENTIAL INFORMATION to TARGET COMPANY without ALIEN’s written permission. At ALIEN’s request, NDSU shall promptly provide evidence of active negotiations.

C. Notwithstanding the foregoing Articles 5.4A. and 5.4B., if the NDSU SOLELY DEVELOPED INTELLECTUAL PROPERTY or JOINTLY DEVELOPED INTELLECTUAL PROPERTY under Article 5.1, (a) is not a SENSOR and (b) ALIEN is restricted by other licenses with third parties from licensing or sublicensing its technology to a TARGET COMPANY, NDSU may request ALIEN’s consideration of cooperation in commercialization. ALIEN will consider such requests on a case-by-case basis, and all decisions by ALIEN shall be in its sole discretion with no obligation whatsoever.

5.5	If ALIEN timely indicates its desire to enter into negotiations for a license as set forth in Article 5.3, or if NDSU is free to exploit the invention as set forth in Article 5.4A. or B., then ALIEN and NDSU shall enter into good faith license negotiations. Such good faith negotiations shall not exceed a negotiation period of four (4) months from receipt of the written notice required by Article 5.3 or from the expiration of the response period set forth in Article 5.3. The negotiation period under this Article 5.5 may be extended upon mutual written agreement of ALIEN and NDSU. If ALIEN and NDSU cannot reach a mutually agreeable license, then either Party may request non-binding mediation to assist the Parties to come to agreeable terms.

5.6	Subject to Article 2, for all inventions licensed exclusively to ALIEN under Article 5, NDSU shall:

A. retain a nonexclusive, nontransferable, nonsublicensable, fully paid up, royalty-free, license to make and/or use such inventions or practice such patented processes for NDSU’s teaching and research purposes; and

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

B. retain a nonexclusive, nonsublicensable, fully paid up, royalty-free license to make for or sell to the U.S. government such inventions for use by the U.S. government only; retain a nonexclusive, nonsublicensable, fully paid up, royalty-free license to have made for the U.S. government such inventions for use by the U.S. government only, provided that ALIEN approves of the foundry in writing, in advance, with such approval not being unreasonably withheld nor delayed.

5.7	In the event that NDSU licenses inventions to third parties under this Article 5, the Parties shall equitably divide the compensation from such licensing activities. The equitable division shall be negotiated in good faith by the Parties at the time of any contemplated license to a third party by NDSU. Such equitable division shall be determined in accordance with such appropriate relative values to patented inventions, in proportion to the total value represented by all patented inventions and/or proprietary rights that are included within the third–party license.

5.8	ALIEN represents and warrants that it will retain all intellectual property rights necessary to perform, in good faith, its express obligations under this Agreement.

ARTICLE 6 — PATENT PROSECUTION

6.1	The Parties shall, in their sole discretion, apply for, prosecute, and maintain all their own Solely Developed Intellectual Property arising out of or in connection with the RESEARCH PROGRAM.

6.2	If the Parties create JOINTLY DEVELOPED INTELLECTUAL PROPERTY, the Parties agree to consult with one another as reasonably necessary to obtain and perfect intellectual property rights specific to such technology. The Parties further agree to equitably share the cost of obtaining and perfecting such rights. In the event of a dispute, U.S. patent law shall govern.

6.3	In the event ALIEN elects an exclusive license under Article 5 of this Agreement, ALIEN shall reimburse all legal expenses, including Patent Cooperation Treaty (PCT) applications, relating to patenting the intellectual property paid by NDSU and shall pay for all future expenses as long as ALIEN’s exclusive license to the intellectual property has not terminated. Nothing in this Article 6.3 shall be construed to lessen NDSU’s management of the patent application, prosecution and maintenance of the intellectual property. ALIEN shall be consulted regarding the prosecution of such patents. ALIEN shall not be required to reimburse for PCT national phase filings or foreign filings for any country unless such filings are at the request of ALIEN or NDSU secures ALIEN’s agreement prior to filing.

6.4

As to patents prosecuted by NDSU for NDSU SOLELY DEVELOPED INTELLECTUAL PROPERTY on which ALIEN has elected to take an exclusive license under Article 5, NDSU shall provide ALIEN with copies of all relevant documentation so that ALIEN may be informed and apprised of the continuing prosecution, and may provide substantive comment and input, and ALIEN shall keep this documentation

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

confidential in accordance with Article 2. NDSU shall endeavor to amend any patent application to include reasonable claims or disclosures requested by ALIEN and required to protect the products and/or processes derived from the patent application.

6.5	As to patents prosecuted by either Party for JOINTLY DEVELOPED INTELLECTUAL PROPERTY, the prosecuting Party shall provide the other Party with copies of all relevant documentation so that the other Party may be informed and apprised of the continuing prosecution, and may provide substantive comment and input, and the other Party shall keep this documentation confidential in accordance with Article 2. The prosecuting Party shall endeavor to amend any patent application to include reasonable claims or disclosures requested by the other Party and required to protect the products and/or processes derived from the patent application.

ARTICLE 7 — INDEPENDENT CONTRACTOR

For purposes of this Agreement, the Parties are independent contractors and not agents or employees of the other Party. No Party shall have the authority to make any statements, representations, or commitments of any kind, or to take any action that shall be binding on the other Party, except as expressly provided in this Agreement.

ARTICLE 8 — PUBLICATION

A Party has the right to publish or otherwise publicly disclose information, other than the other Party’s trade secrets or CONFIDENTIAL INFORMATION, gained in the course of or as follow-up to the RESEARCH PROGRAM. In order to avoid the disclosure of trade secrets or CONFIDENTIAL INFORMATION or the loss of patent rights as a result of premature public disclosure of patentable information, any prepublication materials disclosing the other Party’s CONFIDENTIAL INFORMATION or information knowingly contained in patent applications shall be submitted by the publishing Party to the other Party whose technologies are described, for review and comment, at least thirty (30) days prior to planned submission for publication. Such other Party shall notify the publishing Party within fourteen (14) days of receipt of such materials whether the materials contain any of its trade secrets or CONFIDENTIAL INFORMATION subject to the Parties’ rights under Article 2. If such other Party notifies the publishing Party that the publication identifies/includes patentable material or trade secrets or CONFIDENTIAL INFORMATION, the publishing Party shall withhold publication and disclosure of such materials until determination of patentability has been resolved or patent application(s) filed. In no event shall publication be delayed for a period exceeding six (6) months from receipt of a request to delay publication. At DISCLOSING PARTY’s request, all DISCLOSING PARTY’s CONFIDENTIAL INFORMATION or trade secrets shall be removed by the RECEIVING PARTY from any publications or other disclosures.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

ARTICLE 9 — PUBLICITY

Except as required by law or in the normal course of business identification, neither NDSU nor ALIEN shall issue any press release nor make any other written statements in connection with the RESEARCH PROGRAM intended for use in the public media in a manner suggesting any endorsement by the other Party without approval of such other Party. Such approval shall not be unreasonably withheld or delayed. In any other statements, the Parties shall describe the scope and nature of their participation accurately and appropriately. Notwithstanding anything to the contrary contained herein, the Parties agree that for press releases or other publicity that identifies DMEA or any DMEA contract included in the FULL PROJECT SCOPE OF WORK, that such press release or publicity shall be submitted to DMEA for review and approval at least fourteen (14) days prior to such release.

ARTICLE 10 — EXPORT CONTROL COMPLIANCE

The Parties to this Agreement are subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities, and agree to comply with applicable United States export laws and regulations.

ARTICLE 11 — MARKING

NDSU shall mark, or shall cause to be marked, any products made or used pursuant to Article 4 with a notice that the product is “Licensed under one or more of U.S. Patent Nos. [such numbers to be provided to NDSU by Alien pursuant to Article 15]” and shall otherwise so mark products in accordance with applicable patent laws and practices of the country in which the product is made or used.

ARTICLE 12 — DISPUTE RESOLUTION

12.1	The Parties wish to resolve efficiently disputes relating to or arising out of this Agreement. In the event of any dispute or perceived problem, the Parties shall attempt, in good faith, to resolve the problem by negotiation within thirty (30) days of receipt of a request from the other Party. If negotiation is unsuccessful, the Parties shall, upon the request of either, attempt to settle the dispute by mediation within the next thirty (30) days. The Parties shall mutually agree on the selection of the mediator(s). Each Party has the option to give notice to the other Party of its desire to seek first an amicable resolution without resort to litigation. Where cure is possible, each Party shall be given sixty (60) days from the date of such notice to correct its performance under this Agreement or otherwise cure any breach.

12.2

Excluding the provisions of Article 5.5, disputes not resolved pursuant to Article 12.1 shall be settled by mandatory arbitration upon request of either Party. Such arbitration shall be conducted before a panel of three arbitrators appointed in accordance with the then-existing Commercial Rules of the American Arbitration Association. The arbitration hearing and the awards shall take place and be made within ninety (90) days

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

of the filing of each initial demand for arbitration. Judgment upon the award of all or a majority of the arbitrators shall be binding upon the Parties and may be entered in any court having jurisdiction. Venue for the arbitration shall be as determined by the panel.

12.3	Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

12.4	Notwithstanding anything to the contrary, nothing in this Article shall be construed to limit a Party’s right to seek injunctive or other equitable relief in any court of competent jurisdiction.

ARTICLE 13 — LIABILITY/WARRANTY

13.1	EXCEPT AS PROVIDED IN THIS ARTICLE 13, NO PARTY MAKES ANY WARRANTIES (EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. CONFIDENTIAL INFORMATION DELIVERED UNDER THIS AGREEMENT IS EXPERIMENTAL IN NATURE. THE PARTIES MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO ITS UTILITY, EFFICACY, NON-TOXICITY, SAFETY, OR APPROPRIATENESS FOR A PARTICULAR PURPOSE. ALL INFORMATION, TECHNOLOGY, AND PRODUCT PROVIDED UNDER THIS AGREEMENT IS “AS IS.”

13.2	Each Party represents and warrants that (a) the execution, delivery, and performance of this Agreement by it is within its power and will not violate or conflict with, and is not prohibited by, any law, regulation, certificate, agreement, or other instrument, rule, or order of which it is aware or to which it is bound; and (b) it has not and will not grant any rights that are inconsistent with the rights and licenses granted to the other Party under this Agreement.

13.3	NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY, INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER THE CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF THE PARTY IS ADVISED OF THE POSSIBILITY OF THE DAMAGES. THESE LIMITATIONS APPLY NOTWITHSTANDING FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

13.4	ALIEN represents and warrants that it, as of the EFFECTIVE DATE, owns or otherwise has the legal right to license or sublicense the LICENSED PATENTS as required under this Agreement, and that it has received no notice of infringement or misappropriation of any rights in relation to the LICENSED PATENTS. NDSU represents and warrants that it will not knowingly exceed the scope of the license granted in Article 4.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

ARTICLE 14 — TERM AND TERMINATION

14.1	Unless earlier terminated under a provision of this Article 14, this Agreement shall commence on the EFFECTIVE DATE and shall continue in full force and effect until April 30, 2005. The Agreement may be extended upon written agreement of the Parties.

14.2	Performance by the Parties under this agreement is dependent upon the appropriation of additional funds to NDSU from the United States government for the FULL PROJECT SCOPE OF WORK. If the United States government fails to appropriate the additional funds to NDSU within a reasonable period of time, either Party may terminate this Agreement without further duty or obligation by providing written notice to the other Party of its intent to terminate under this Article 14.2. NDSU shall notify ALIEN in writing as soon as reasonably possible after the unavailability of additional funds comes to NDSU’s attention.

14.3	If, after the awarding of the additional funds to NDSU from the United States government for additional phase(s) of the FULL PROJECT SCOPE OF WORK, the Parties then fail to reach agreement on the subcontract(s) within sixty (60) days, either Party may then terminate this Agreement upon fourteen (14) days written notice to the other Party. The negotiation period for the subcontract(s) may be extended upon mutual written agreement of ALIEN and NDSU.

14.4	In the event that one Party defaults on its material obligations under this Agreement and, if such default is capable of cure but the defaulting Party fails to remedy such default within sixty (60) days after receipt of written notice thereof, the nondefaulting Party may terminate this Agreement at any time after the sixty (60) day cure period.

14.5	Termination or cancellation of this Agreement shall not affect the rights and obligations of the Parties accrued prior to termination.

14.6	Articles 3.3, 3.6, 5.6, 6, 11, 12, 13, 14.4, 14.5, 14.6, 14.7, 15, and 16 shall survive termination of this Agreement. Articles 2 and 8 shall survive termination of this Agreement for a period of five (5) years. Articles 5.1, 5.2, 5.3, 5.4, 5.5, 5.7, and 5.8 shall survive termination of this Agreement for a period of three (3) years. The limited license granted in Article 4.1, but further limited to NDSU’s right to make (but not have made) products or use processes under the LICENSED PATENTS for the sole purpose of research and development for the exclusive use of the U.S. government for U.S. government purposes, shall survive until the earlier of (i) 15 years after termination of this Agreement, or (ii) the expiration, revocation, final declaration of unenforceability, final declaration of invalidity of the last remaining patent within the Licensed Patents. Notwithstanding the foregoing, the license grant to NDSU under Article 4 shall immediately terminate if (a) NDSU breaches any express obligation to ALIEN for which there is no cure possible or timely performed or exceeds the scope of the present or surviving license, as applicable, or (b) either Party terminates this Agreement under Article 14.2.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

14.7	It is further agreed that should ALIEN be adjudged bankrupt, become insolvent or enter into or make a composition with or assignment to its creditors, then and in such event, any option to license or license from NDSU shall automatically terminate without notice, but such termination shall not impair any accrued rights of NDSU or relieve ALIEN from any other obligations of ALIEN arising upon such termination. In such event, all rights of ALIEN to NDSU developed intellectual property shall revert back to NDSU.

ARTICLE 15 — NOTICE

Any notice or other communication required or permitted to be given or made under this Agreement shall be in writing and delivered to the Party at its address indicated below (or to such other address as a Party may specify by notice under this Article) by courier or by registered or certified airmail, postage prepaid, or by facsimile or electronic mail; provided, however, that all facsimile or electronic mail notices shall be promptly confirmed within two business days of receipt by RECEIVING PARTY in the same fashion as notice was originated. All notices shall be effective as of the date received by the addressee at the address provided for the addressee.

As to ALIEN Technology Corporation:

Paul Drzaic, Vice President

Alien Technology Corporation

18220 Butterfield Blvd

Morgan Hill CA 95037

pdrzaic@alientechnology.com

Fax: (408) 782-3912

As to North Dakota State University:

Gregory J. McCarthy, Director

Center for Nanoscale Science and Engineering

1735 NDSU Research Park Drive

Fargo, ND 58105-5756

Greg.McCarthy@ndsu.nodak.edu

Fax: (701) 231-8831

ARTICLE 16 — MISCELLANEOUS PROVISIONS

16.1	This Agreement will be binding on the successors and permitted assigns of the Parties. No failure or successive failures on the part of any Party, its successors or assigns, to enforce any covenant or article, and no waiver or successive waivers on its or their part of any conditions of this Agreement shall operate as a discharge of such covenant, article, or condition, or render the same invalid, or impair the right of the other Party, its successors and assigns, to enforce the same in the event of any subsequent breach or breaches by a Party, its successors or assigns. This Agreement may be executed in multiple original copies, each of which shall be deemed an original and all of which taken together shall be one and the same Agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

16.2	Whenever the context shall require, the singular shall include the plural, the plural shall include the singular and words of any gender shall be deemed to include words of any other gender.

16.3	The headings and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provisions.

16.4	In the event one or more of the provisions of this Agreement are declared invalid, illegal, or unenforceable in any respect under any statute, regulation, or law, whether state or federal, such provision shall be fully severable and shall not affect any other provisions, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained in this Agreement. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the invalid, illegal or unenforceable provision or by its severance from this Agreement. The Parties shall negotiate in good faith to replace the invalid provision with a provision that most closely reflects the original intent of the Parties.

16.5	No Implied Licenses. Nothing in this Agreement shall be construed as granting a Party, by implication, estoppel, or otherwise, any license or other right to any of the other Party’s intellectual property other than the right(s) or license(s) that are expressly granted in this Agreement.

16.6	NDSU may, consistent with NDSU policy, assign ownership of its intellectual property to the NDSU Research Foundation (“Foundation”), provided, however, that prior to such assignment Foundation agrees in a writing to NDSU, with ALIEN as a third party beneficiary, that Foundation shall comply with and assist NDSU in its compliance with the terms and conditions of this Agreement to the extent the terms and conditions apply to the assigned intellectual property. In the event NDSU exercises such assignment, NDSU represents and warrants that the Foundation shall abide by the terms of Article 5.1 in the management of NDSU’s intellectual property.

16.7	Other than the exception noted in 16.6, no Party shall assign this Agreement or any licenses granted under this Agreement without the prior written consent of the other Party.

16.8	Except as to the United States government’s rights and as provided under Article 16.1 none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third party. The terms of this Agreement are made for the sole benefit of the Parties and no other person or entity is intended to nor shall have any rights or benefits under this Agreement, whether as a third party beneficiary or otherwise.

16.9	All remedies available to a Party for breach of this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

16.10	This Agreement constitutes the entire agreement between the Parties as to licensing, technology transfer and intellectual property issues and supersedes all previous communications, representations, agreements, or understandings relating to the subject matter of this Agreement, whether written or oral. This Agreement cannot be altered, amended, or modified except by a written instrument signed by the duly authorized representatives of the Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives who have the power to legally bind their respective Party.

APPROVED AND ACCEPTED

North Dakota State University		ALIEN Technology Corporation

By:	/S/ PHILIP BOUDJOUK	By:	/S/ JEFF JACOBSON

Title:	Philip Boudjouk	Title:	Jeff Jacobson
	Vice President for Research,		President & CEO
Creative Activities & Technology Transfer

Date:	June 20, 2002	Date:	June 17, 2002

APPROVED AS TO LEGAL FORM AND SUFFICIENCY

By:	/S/ RICK JOHNSON

Title:	Rick Johnson, J.D., LLM
NDSU General Counsel

Date:	June 15, 2002

ACKNOWLEDGEMENT:

I have read this Agreement. I understand, accept, and will abide by the terms and conditions of this Agreement.

By:	/S/ GREGORY J. MCCARTHY

Title:	Dr. Gregory J. McCarthy
Associate Vice President for Interdisciplinary Research

Date:	June 15, 2002

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Exhibit A

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***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.